As filed with the Securities and Exchange Commission on July , 1996
                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    CONTINENTAL AMERICAN TRANSPORTATION, INC.
             (Exact name of Registrant as specified in its Charter )


         COLORADO                        4213                    84-1089599
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
of incorporation or organization) Classification Code Number)Identification No.)

                              495 Lovers Lane Road
                             Calhoun, Georgia 30701
                                 (706) 629-8682
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)


                      Erik Bailey, Chief Financial Officer
                    Continental American Transportation, Inc.
                              495 Lovers Lane Road
                             Calhoun, Georgia 30701
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                  (908)429-0030

      Approximate date of commencement of the proposed sale to the public:

     From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                         Calculation of Registration Fee

Title of Each Class   Amount to       Proposed  Proposed   Amount of
of Securities to be   be Registered   Maximum   Maximum    Registra-
Registered                            Offering  Aggregate  tion Fee
                                      Price Per Offering
                                      Share(1)  Price



Common Stock (2)    1,810,000 Shares    $7.50   $12,075,000  $4,164.00



Common Stock (3)      750,000 Shares    $7.50   $ 5,625,000  $1,940.00




(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g)(1), on the basis of the highest price at which the Warrant(s) may be exercised, i.e., $7.50 per share.

(2) Common Stock reserved for issuance upon exercise of the 16 Warrants, which have exercise prices ranging from $.25 to $7.50 to purchase 1,810,000 Common Shares which are exercisable from time to time, in whole or in part. The 16 Warrants are not being registered herein and are exercisable from time to time, in whole or in part, at any time during the period from June 28, 1996 through the 12-month period commencing upon the effective date of this Registration Statement with respect to 15 Warrants, and from November 28, 1996 through the last day of the thirty-six (36) month period beginning on the date this Registration Statement is declared effective by the Securities and Exchange Commission with respect to 1 Warrant.

(3) Common Stock to be registered on behalf of the Selling Securityholders, Herr's Motor Express, Inc., Robert R. Herr, Wayne S. Herr. and Charles B. Prater.



                                      (ii)

                    CONTINENTAL AMERICAN TRANSPORTATION, INC.

                              CROSS REFERENCE SHEET
                    Pursuant to item 501(4) of Regulation S-B

================================================================================

1. Forepart of the Registration          Facing page of Registration Statement;
   Statement and Outside Front           Cross Reference Sheet; Outside Front
   Cover Page of Prospectus              Cover Page of Prospectus

                                         Inside Front Cover Page of Prospectus;
2. Inside Front and Outside Back         Outside Back Cover Page of Prospectus;
   Cover Pages of Prospectus             Additional Information;
                                         Incorporation of Certain Documents by
                                         Reference


                                         Prospectus Summary; Risk Factors

3. Summary Information, Risk Factors
   and Ratio of Earnings to Fixed        Prospectus Summary; Use of Proceeds
   Charges

4. Use of Proceeds                       Not Applicable

5. Determination of Offering Price       Not Applicable

6. Dilution                              Prospectus Summary; Selling
                                         Securityholders and Relationship
                                         between the Company and the Selling
7. Selling Security Holders              Securityholders; Plan of Distribution

                                         Prospectus Summary; Plan of
8. Plan of Distribution                  Distribution

                                         Prospectus Summary; Description of
                                         Securities

9. Description of Securities             Legal Opinions; Experts
   to be Registered

10. Interests of Named Experts           Additional Information; Incorporation
    and Counsel                          of certain Documents by Reference;
                                         Prospectus Summary; Selling
11. Material Changes                     Securityholders and Relationship
                                         between the Company and the Selling
                                         Securityholders


12. Incorporation of Certain             Additional Information; Incorporation
    Information by Reference             of certain Documents by Reference



13. Disclosure of Commission             Not Applicable
    on Indemnnification for
    Securities Act Liabilities




                                     (iii)

                    SUBJECT TO COMPLETION; DATED JULY , 1996

                                   PROSPECTUS

                    CONTINENTAL AMERICAN TRANSPORTATION, INC.



                      1,810,000 Common Shares Issuable upon
                  exercise of 16 Common Stock Purchase Warrants



                              750,000 Common Shares



         This Prospectus relates to the issuance and the offer and sale by certain of the securityholders of Continental American Transportation, Inc., a Colorado Corporation (the "Company" and the "Selling Securityholders", respectively) of (a) up to 1,810,000 shares of common stock, no par value, (the "Common Shares") of the Company issuable upon the exercise of sixteen (16) non-redeemable common stock purchase warrants (the "Warrants") and (b) 750,000
Common Shares held of record by certain Selling Securityholders, all of whom are named in the "Selling Securityholders and Relationship between the Company and the Selling Securityholders" section of this Prospectus. The Warrants are exercisable from time to time, in whole or in part, at any time during the period from June 28, 1996, and terminating twelve (12) months following the effective date of this Registration Statement with respect to 15 of the Warrants and from November 28, 1996 through the last day of the thirty-six (36) month period beginning on the date this Registration Statement, of which this Prospectus forms a part, is declared effective by the Securities and Exchange Commission with respect to one (1) Warrant.

         The Warrants entitle their holders to purchase between six thousand (6,000) and six hundred thousand (600,000) Common Shares for prices between $.25 and $7.50 per share.

         The Common Shares are quoted on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "COAW". On July 23, 1996 the closing bid quotation price of the Common Shares was $2.375.

         The Selling Securityholders directly, through agents designated from time to time or through dealers or underwriters also to be designated, may sell the securities offered for sale by the Selling Securityholders pursuant to this Prospectus (all such securities being referred to herein as the "Securities") from time to time on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement. The distribution of the Securities of the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Securityholders in connection with such sales.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Act.
See "Plan of Distribution" for certain indemnification arrangements.

         The purchase of the securities offered by this prospectus involves a substantial degree of risk. Prospective investors should carefully consider the factors set forth under "Risk
Factors."




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              The date of this Prospectus is July    , 1996

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto referred to as the "Registration Statement") under the Act, with the Securities and Exchange Commission (the "Commission") covering the Common Shares issuable upon the exercise of the Warrants and certain Common Shares held of record by certain named Selling Securityholders. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The Registration Statement, as well as such periodic reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission (File No. 0-18729) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

         2. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1995, December 31, 1995 and
March 31, 1996;

         3. The Company's Current Report filed on Form 8-K with the Securities and Exchange Commission on or about April 8, 1996,
Amendment No. 1 to said Current Report filed with the Commission on or about April 23, 1996 and Amendment No. 2 to said Current Report filed with the Commission on June 17, 1996; and

         4. The description of Common Stock contained in the Company's Form 10 Registration Statement, filed with the Commission on August 1, 1990.

         All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or verbal request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental American
Transportation, Inc., 495 Lovers Lane Road, Calhoun, Georgia 30701,
Attention:  Secretary, Telephone (706)629-8682.

         This Prospectus relates to the offer and sale by the Selling Securityholders of up to 1,810,000 Common Shares issuable upon the exercise of the 16 Warrants and 750,000 Common Shares held of record by certain of the Selling Securityholders. Unless otherwise indicated, no effect is given in this Prospectus to the exercise of stock options to purchase any Common Shares reserved for issuance under the Company's Stock Option Plan; (the "Options"). See "Risk Factors-Outstanding Options."

         The Company will furnish to holders of its Common Shares annual reports containing audited financial statements. The Company may also distribute quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the financial statements which have been incorporated by reference in this Prospectus. As used in this Prospectus, the "Company" refers to Continental American
Transportation, Inc.
                                   THE COMPANY

         The Company and its subsidiaries are principally engaged in the business of operating a full, non-union truckload carrier fleet throughout the Continental United States. Since its acquisition of Carpet Transport, Inc., effective February 29, 1996, the Company's primary business is focused on serving the transportation and distribution needs of the carpet manufacturing industry located in the southeastern corridor of the United States. The Company utilizes approximately 850 tractors and 1,500 trailers in its transportation business. In addition, the Company maintains 18 truck terminals throughout the Country to facilitate distribution of customer shipments and to provide regional maintenance service for its revenue equipment. The terminals located in Baton Rouge, Louisiana, Orlando and Tampa, Florida are Company-owned while it leases the other 15 terminals.

         The Company has approximately 1,100 employees, of which approximately 800 are drivers. Most of the Company's personnel work at its corporate headquarters and main operating facility located in Calhoun, Georgia (the "Calhoun Operations Center") which is situated 70 miles north of the City of Atlanta. Owned by the Company, the Calhoun Operations Center provides an aggregate 122 loading bays and includes separate facilities for tractor, trailer and tire maintenance; two office buildings house the Company's management, dispatch and clerical personnel and other structures provide designated areas for driver recruitment and training, doctor's offices and security.

         The Company, through its subsidiary, Chase Brokerage, Inc., also operates a nationwide freight brokerage business located in its Company-rented Palatka, Florida facility.

         The Company is a Colorado corporation organized in 1983 under the name MAS Ventures, ltd. The Company's principal executive office is located at 495 Lovers Lane Road, Calhoun, Georgia 30701, telephone number, (706)629-8682.

                                  The Offering




Securities Offered
Hereby..........

1,810,000 Common Shares issuable upon
the exercise of 16 Warrants.  Each
Warrant is exercisable from time to
time and in whole or in part to
purchase between 6,000 and 600,000
Common Shares at prices ranging from
$.25 to $7.50 per share at any time,
with respect to 15 of the Warrants,
during the period from their date of
grant, June 28, 1996, and terminating
twelve (12) months following the
effective date of this Registration
Statement, and from November 28, 1996
through the last day of the thirty-six
(36) month period following the
effective date of this Registration
Statement with respect to 1 Warrant
(the "Warrant Exercise Period").  See
"Description of Securities."  The 16
Warrants are not being registered
hereunder.  See "Description of
Securities".

750,000 Common Shares held of record
by certain Selling Securityholders.
See "Selling Securityholders and
Relationship Between the Company and
the Selling Securityholders".


Common Shares Currently
Outstanding.......

4,377,469 shares.


Common Shares Issuable Upon Exercise
of the Warrants......


1,810,000 shares.


Estimated proceeds to
the Company..........


If the holders of the 16 Warrants
offered hereby elect to exercise their
Warrants, the estimated gross proceeds
to the Company would be approximately
$3,231,250 if exercised during the
Warrant Exercise Period.  The expenses
of this offering are estimated to be
approximately $21,604.

Use of Proceeds.............

Proceeds from the exercise of the
Warrants offered hereby will be added
to the Company's working capital and
will be used for general corporate
purposes.  There can be no assurance
that any Warrants will be exercised
and that any proceeds will be received
by the Company.  All of the proceeds
from the sale of Common Shares offered
hereby will be received by the Selling
Securityholders.  The Company will not
receive any of the proceeds from the
sale of such Common Shares.



Selling Securityholders........

The Warrants and the Common Shares
issuable upon the exercise thereof:
Affililated Services, Inc., Ocean
Marketing Corp., Pyramid Holdings,
Inc., Universal Solutions, Inc.,
Global Financial Group, Inc., Mr. Ken
Lucas, Mr. Craig Scott, Mr. Glenn
Kennedy, Mr. Kevin Miller, Mr. Scott
Sieck, Novaya, Vicbor, Meridian
Holdings, Inc., Mr. Arden Brown,
Christie & Company and Explorer
Financial Services, Inc.  In addition,
Herr's Motor Express, Inc., Mr. Robert
R. Herr, Mr. Wayne S. Herr and Charles
B. Prater are selling an aggregate of
750,000 Common Shares.
See "Selling Securityholders and
Relationship between the Company and
the Selling Securityholders."



NASD Symbol........

"COAW" - Common Shares

                                  RISK FACTORS



         The purchase of the securities offered hereby involves a substantial degree of risk. Prospective Investors should carefully consider, among other matters, the following risks and other factors before making a decision to purchase the securities being offered hereby.


Recruitment and Retention of Qualified Drivers

         Competition to recruit qualified drivers is extremely intense, and the Company occasionally has experienced difficulty attracting and retaining a sufficient number of qualified drivers to operate its rapidly expanding fleet. Although the Company currently retains an adequate number of drivers for its current business, there is a chronic, industry-wide shortage of qualified drivers.
There can be no assurance that the shortage of qualified drivers will not affect the Company's operations and profitability in the future. Difficulty in attracting or retaining qualified drivers would materially adversely affect the Company's operations and ability to grow.

Business Cycles and Industry-Wide Cost Increases

         The Company has little or no control over economic factors such as fuel prices and taxes, insurance costs, liability claims, interest rate fluctuations, fluctuation in the resale value of revenue equipment, economic recessions and customers' shipping demands. Significant increases or rapid fluctuations in fuel prices, interest rates or increases in insurance costs or liability claims, to the extent not offset by increases in freight rates, would adversely affect the Company's operating results, profitability and expansion. Economic recessions or downturns in customers' business cycles or shipping demands could also have a materially adverse effect upon the growth and profitability of the Company. If the resale value of the Company's revenue equipment were to decline, the Company could be forced to retain some of its equipment longer, with a resulting increase in operating expenses for maintenance and repairs.

Capital Requirements; Leverage

         The Company historically has relied upon debt and operating leases to finance new revenue equipment, and it has granted its lenders a lien on substantially all of the Company's assets. If in the future the Company were unable to borrow sufficient funds, enter into acceptable operating lease arrangements or raise additional equity, the resulting capital shortage would adversely affect the Company's growth and profitability. The Company currently is highly leveraged and has a debt-to-capitalization ratio higher than many of its competitors. As of March 31, 1996, the Company had a ratio of long-term debt to capitalization of approximately 6.5 to 1%.

Competition

         The trucking industry is extremely competitive and includes regional, inter-regional and national truckload carriers, none of which dominates the market. The Company also competes with alternative forms of transportation, such as railroads, rail-truck intermodel and air-freight intermodal service. This competition historically has created downward pressure on the truckload industry's pricing structure. The Company competes with a number of trucking companies that have greater financial resources, operate more revenue equipment and transport more freight than the Company.


Dependence on Key Personnel

         The Company's success depends in large part upon a number of key management personnel. The loss of the services of one or more of its management personnel, in particular Timothy Holstein, the Company's President and Chief Executive Officer, or Erik Bailey, the Company's Chief Financial Officer, could have a material adverse effect on the Company.


Government Regulation

         Truckload carriers are subject to regulation by various federal and state agencies, including the Interstate Commerce Commission ("ICC") and the United States Department of Transportation ("DOT"). These regulatory authorities exercise broad powers, generally governing activities such as authorization to engage in motor carrier operations, operational safety, accounting systems, rates and charges, certain mergers, consolidations and acquisitions as well as financial reporting.
The Company is also subject to regulations promulgated by the Environmental Protection Agency ("EPA") and similar state agencies with respect to fuel storage tanks. Although the Company believes that its operatins are in material compliance with current laws and regulations, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur or that contamination or past noncompliance with environmental laws, will not be discovered on properties on which the Company has operated.

Self-Insured Claims

         The Company is self-insured for personal injury, collision and comprehension damage and property damage up to a maximum limit of $1,000,000 per occurrence, and for collision, comprehensive and cargo liability up to a combined limit of $ 100,000 per occurrence.
If the Company were to experience numerous claims in significant amounts for which it is self-insured, or if significant increases in insurance costs should occur and could not be offset by higher freight rates, the Company's results of operations could be materially adversely affected.

Proceeds of the Offering

         The Company will not receive any of the proceeds of the offering of Securities by the Selling Securityholders. Only the proceeds from the exercise of the Warrants will be received by the Company. There can be no assurance that any Warrants will be exercised and that any proceeds will be received by the Company.

Dividends

         The Company has not paid and does not anticipate paying cash dividends on its Common Shares in the foreseeable future, but it intends to retain its earnings, if any, for use in its business.

Control of Company to Remain with Existing Stockholders

         Timothy Holstein, Erik Bailey and Brian Henninger, the officers and directors of the Company, collectively own 1,305,718
        Company Common Shares, representing approximately 30% of all the issued and outstanding Company Common Shares as of July 23, 1996. Assuming they were to act collectively, Messrs. Holstein, Bailey and Henninger would likely be able to continue to determine the affairs and policies of the Company.

Shares Eligible for Future Sale

         With the exception of the 519,897 Common Shares held by Erik Bailey, the 739,521 Common Shares held by Timothy Holstein, and the 46,300 Common Shares held by director and officer Brian Henninger whose total includes options to purchase 36,000 Common Shares, and approximately 975,358 shares issued in certain transactions, which are "restricted securities" as that term is defined under Rule 144 promulgated under the Act, all of the currently outstanding Common Shares are now eligible or shortly will be eligible for sale in the public market. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have upon the then prevailing market prices of the Common Shares or Warrants, although such sales may depress such prices. Mr. John Christie, a former officer and director of the Company, owns approximately 62,440
Common Shares which he will be able to sell on the open market under Rule 144 without volume limitations when and if he is deemed a "non-affiliate" of the Company as such term is defined under Rule 144: the Company cannot predict the effect on the then prevailing market prices of the Common Shares or Warrants if this invididual proceeds to sell his shares.

Outstanding Options

         The Company has granted options to purchase 36,000 Common Shares representing the remaining balance of stock options available under the Company's 1994 Stock Incentive Plan. In addition, the Company has issued seven (7) Warrants to purchase 610,000 shares of Common Stock which are exercisable until October 27, 1996. If the foregoing options are exercised and/or the foregoing Warrants are exercised, the percentage of Common Shares held by the stockholders will be reduced accordingly.

Penny Stock Regulations.

         If the Common Stock becomes subject to the existing or proposed regulations on penny stocks, the market liquidity for the Common Stock could be materially adversely affected by limiting the ability of broker-dealers to sell the Common Stock and the ability of stockholders to sell their Common Stock in the secondary market. The Commission recently has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the issuer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the customer and receive the customer's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. If the

Common Stock becomes subject to the penny stock rules, purchasers in this offering may find it more difficult to sell such Common
Stock.


                                 USE OF PROCEEDS

         If the holders of the 16 Warrants offered hereby elect to exercise their Warrants, the estimated gross proceeds to the Company would be approximately $3,231,250. The expenses of this offering are estimated to be approximately $21,604.

         Proceeds from the exercise of Warrants will be added to the Company's working capital and will be used to fund the continued growth of the Company and for general corporate purposes. There can be no assurance that any Warrants will be exercised and that any proceeds will be received by the Company.

         All of the proceeds from the sale of Common Shares offered hereby will be received by the Selling Securityholders. The
Company will not receive any of the proceeds from the sale of such Common Shares.

                            COMMON SHARE PRICE RANGE

         The Common Shares are traded on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "COAW".

         The following table sets forth the high and low bid prices for the Common Shares for the period which commenced June 19, 1995, the date the Company's Common Shares were qualified for trading on the Electronic Bulletin Board, for the fiscal year end date, June 30, 1995, and for the quarters ended September 30, 1995, December 31,
1995, March 31, 1996, and June 30, 1996 based on transaction data as reported by NASD:

                                         Common Shares
Fiscal Year Ended                    High             Low
June 30, 1995                       $  .375          $ .25
September 30, 1995                  $12.14           $ .97
December 31, 1995                   $ 6.55           $1.58
March 31, 1996                      $ 3.87           $2.49
June 30, 1996                       $ 4.75           $2.25

         The closing bid quotation price of the Common Shares on July 23, 1996 was $2.375.

         As of July 23, 1996, there were 286 holders of record of the Common Shares. The Company believes that there were approximately 280 beneficial shareholders of the Common Shares as of such date.

         The Company has paid no cash dividends on its Common Shares since its inception. Any future declaration of cash dividends will depend upon the Company's earnings, financial condition, capital requirements and other relevant factors. The Company does not intend to pay cash dividends in the foreseeable future, but intends to retain its earnings, if any, for use in its business.

        SELLING SECURITYHOLDERS AND RELATIONSHIP BETWEEN THE COMPANY AND
                           THE SELLING SECURITYHOLDERS

         Because the Selling Securityholders may offer all or some part of the Securities pursuant to this Prospectus and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of securities to be offered for sale by the Selling Securityholders upon termination of this offering. See "Plan of Distribution." To the extent legally required, the specific amount of Securities to be sold by the Selling Securityholders in connection with a particular offer will be set forth in an accompanying supplement to this Prospectus.

         The following table sets forth the amount and type of Securities offered by this Prospectus which are owned by such Selling Securityholders.

===============================================================================
                                      WARRANTS                      COMMON
                                      (and Common Shares            SHARES
                                      issuable upon
                                      exercise of such
                   NAME               Warrants)

  Affiliated Services, Inc.                  1                         0

  Ocean Marketing Corp.                      1                         0

  Pyramid Holdings, Inc.                     1                         0

  Universal Solutions, Inc.                  1                         0

  Global Financial Group, Inc.               1                         0

  Ken Lucas                                  1                         0

  Craig Scott                                1                         0

  Glenn Kennedy                              1                         0

  Kevin Miller                               1                         0

  Scott Sieck                                1                         0

  Novaya                                     1                         0

  Vicbor                                     1                         0

  Meridian Holdings, Inc.                    1                         0

  Arden Brown                                1                         0

  Christie & Company                         1                         0

  Explorer Financial Services, Inc.          1                         0

  Wayne S. Herr                              0                     50,000

  Robert R. Herr                             0                     50,000

  Herr's Motor Express, Inc.                 0                    150,000

  Charles B. Prater                          0                    500,000



===============================================================================

         Based upon information provided by the Selling
Securityholders, each Selling Securityholder owns that number of
Common Shares or Warrants, as appropriate, indicated in the table
above.   The historical relationship between the Selling
Securityholders and the Company is described below.


                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 20,000,000 Common Shares, no par value, of which 4,377,469 shares are currently outstanding.

         After this offering, there will be 4,377,469 Common Shares outstanding, assuming no exercise of Options and Warrants.

         Holders of Common Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, the Company does not anticipate paying dividends on its Common Shares in the foreseeable future, but intends to retain its earnings, if any, for use in its business.

         Holders of Common Shares are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of a majority of the Common Shares issued and outstanding and entitled to vote,constitute a quorum at all meetings of stockholders and the vote of the holders of a majority of Common Shares present at such a meeting will decide any question brought before each meeting, except for certain actions such as amendments to the Company's certificate of incorporation, mergers or dissolutions which require the vote of the holders of a majority of the outstanding Common Shares.

         Upon liquidation or dissolution, the holder of each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to such stockholder after the payment of all debts and other liabilities and after distribution to preferred stockholders legally entitled thereto.

         No holder of Common Shares has a preemptive or preferential right to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock. The outstanding Common
Shares are, and the shares offered hereby will be fully paid and nonassessable.

Warrants

         The Warrants were issued in consideration of past services rendered to the Company by the Selling Securityholders and two (2) Warrants pursuant to the terms of agreements by and between the Company and the Selling Securityholders, dated February 22, 1996 and June 28, 1996; the 750,000 Company Common Shares are being registered herein pursuant to the terms of two agreements, dated February 29, 1996 and August 22, 1995, respectively, by and between the Company and the Selling Securityholders. For a complete description of the terms of these Agreements, reference is made to
Exhibit 4(d) to the Registration Statement of which this Prospectus forms a part. See "Additional Information" and "Incorporation of Certain Documents by Reference." Generally, each Warrant entitles the registered holder to purchase from the Company from between 6,000 to 600,000 Common Shares at exercise prices of between $.25 and $7.50 per share during the period commencing upon their grant date, June 28, 1996 and continuing for the twelve month period following the effective date of the Registration Statement with respect to 15 of the Warrants, and for 1 Warrant, from November 28, 1996 through the last day of the thirty-six (36) month period beginning on the effective date of this Registration Statement, of which this Prospectus forms a part.

         The Company has no other securities issued and outstanding other than its Common Shares.

Directors' Liability

         As authorized by the Colorado Corporation Law (the "CCL"), the Company's Articles of Incorporation (the "Company Certificate") provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the event such director or officer is adjudged in the subject action, suit or proceeding to be liable for (i) gross negligence (ii) or willful misconduct. The effect of the provisions in the Company Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of the Company or of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Shares and Warrants is United Stock Transfer, located at 13275 East Fremont
Place, Suite 302, Englewood, Colorado 80112.

                              PLAN OF DISTRIBUTION

The Company

         Sixteen (16) Warrants were issued by the Company to the Selling Securityholders as of June 28, 1996. Between 6,000 and 600,000 Common Shares are issuable by the Company upon the exercise of each of the 16 Warrants for an aggregate of 1,810,000 Common Shares. No persons have been engaged to solicit or will be compensated for soliciting, the exercise of the Warrants.

The Selling Securityholders

         Any or all of the Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Securities for whom they may act as agents. The Selling Securityholders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters under the Act, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Act. The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, at privately-negotiated prices.
Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling
Securityholders in connection with such sales of securities.

         At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and/or the Company and any discounts, commissions or concessions allowed or disallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering will require clearance by the National Association of Securities Dealers of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Securities offered hereby. All of the filing fees and or the expenses of this Registration Statement will be borne in full by the Company, other than any fees or expenses of counsel to the Selling Securityholders and underwriting fees, discounts and commissions relating to this offering.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Securities by the Selling Securityholders.

         In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                                 LEGAL OPINIONS

         The legality of the Warrants and the Common Shares issuable upon exercise of the Warrants has been passed upon for the Company by Joseph J. Tomasek, Esq., Somerville, New Jersey.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1995, have been audited by Rosenberg Rich Baker Berman & Company, independent auditors, as stated in their reports, which are incorporated hereby by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         No dealer, salesman or any other
person has been authorized to give any
information or to make an
representation other than those
contained in this Prospectus, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by the
Company or the Underwriter.  This
Prospectus does not constitute an
offer to sell or a solicitation or an
offer to buy, by any person in any
jurisdiction in which it is unlawful
for such person to make such offer or
solicitation.  Neither the delivery of
this Prospectus nor any offer,
solicitation or sale made hereunder
shall, under any circumstances, create
any implication that the information
herein is correct as of any time
subsequent to the date of this
Prospectus.



        TABLE OF CONTENTS

                                  Page

Available Information ............   3
Incorporation of Certain Documents
  by Reference....................   3
Prospectus Summary................   5
Risk Factors......................   8
Use of Proceeds...................  12
Common Share Price Range..........  12
Selling Securityholders and
  Relationship between the
  Company and the Selling
  Securityholders.................. 13
Description of Securities.......... 15
Plan of Distribution............... 17
Legal Opinions..................... 18
Experts............................ 18


                              CONTINENTAL AMERICAN
                              TRANSPORTATION, INC.


                     1,810,000 Common Shares Issuable Upon
                           Exercise of 16 Common Stock
                                Purchase Warrants



                              750,000 Common Shares





                               P R O S P E C T U S












                                   July , 1996

                                     PART II




                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.


         The following table sets forth the expenses relative to this offering, all of which are to be borne by the Registrant. Expenses other than filing fees are estimated.


Filing Fee - Securities and Exchange Commission .      $ 6,104.00
Filing Fee - NASD . . . . . . . . . . . . . . . .      $    0
Accounting Fees and Expenses: . . . . . . . . . .      $ 1,000.00
Legal Fees and Expenses . . . . . . . . . . . . .      $ 7,500.00
Printing Fees . . . . . . . . . . . . . . . . . .      $ 2,000.00
Miscellaneous . . . . . . . . . . . . . . . . . .      $ 5,000.00
Total Expenses  . . . . . . . . . . . . . . . . .      $21,604.00


Item 15.  Indemnification of Directors and Officers


         As authorized by the Colorado Corporation law (the "CCL"), the Company's Articles of Incorporation (the "Company Certificate") provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the event such director or officer is adjudged in the subject action, suit or proceeding to be liable for (i) gross negligence (ii) or willful misconduct. The effect of the provisions in the Company Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of the Company or of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care.

Item 16.  Exhibits                                                    Page

4(a)              Specimen of Common Stock Certificate.                26

4(b)              Specimen of Warrant certificate.                     27

4(d)              Agreement, dated as of February 22, 1996,
                  by and between Continental American
                  Transportation, Inc. and Meridian Holdings,
                  Inc.; Agreement to Modify Purchase
                  Agreements and Security Agreement, dated
                  August 22, 1995, by and between Continental
                  American Transportation, Inc., Herr's Motor
                  Express, Inc., Robert R. Herr, Wayne S. Herr,
                  Timothy Holstein and Erik Bailey, and
                  Consulting Agreement, dated June 28, 1996,
                  by and between Continental American
                  Transportation, Inc. and Explorer Financial
                  Services, Inc.                                       34

5                 Opinion of Joseph J. Tomasek, Esq.                   58

23(a)             Consent of Joseph J. Tomasek, Esq.
                  (contained in the opinion of counsel
                  filed as Exhibit 5 hereto).

23(b)             Consent of Rosenberg Rich Baker
                  Berman & Company.                                    60

24                Power of Attorney (included in Part II
                  of this Registration Statement).


Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                 (i)              To include any Prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  4. That, for purposes of determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this Registration
Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant under Rule 424(b)(1) under the Securities Act of 1933 as part of this Registration Statement as of the time the Commission declared it effective.

                  5. That, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                  6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calhoun, State of Georgia, on this 23rd day of July, 1996.

                                   CONTINENTAL AMERICAN TRANSPORTATION, INC.

                                   By: s/Timothy Holstein
                                       Timothy Holstein
                                       Chairman of the Board,
                                       President and Chief Executive officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Timothy Holstein, Erik Bailey and Brian Henninger and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                  Title                         Date


s/Timothy Holstein
Timothy Holstein          Chairman of the Board,
                          President, Chief Executive
                          Officer and Director              July 23, 1996


s/Erik Bailey
Erik Bailey               Vice President,
                          Chief Financial Officer           July 23, 1996
                          and Director


s/Brian Henninger
Brian Henninger           Secretary and
                          Director                          July 23, 1996
catfms-3.2 updated 7/24/96

                                  EXHIBIT INDEX
Exhibit                                                            Sequential
Number                  Exhibit Description                        Page Number

4(a)              Specimen of Common Stock Certificate.                 26

4(b)              Specimen of Warrant certificate.                      27

4(d)              Agreement, dated as of February 22, 1996,
                  by and between Continental American
                  Transportation, Inc. and Meridian Holdings,
                  Inc.; Agreement to Modify Purchase
                  Agreements and Security Agreement, dated
                  August 22, 1995, by and between Continental
                  American Transportation, Inc., Herr's Motor
                  Express, Inc., Robert R. Herr, Wayne S. Herr,
                  Timothy Holstein and Erik Bailey, and
                  Consulting Agreement, dated June 28, 1996,
                  by and between Continental American
                  Transportation, Inc. and Explorer Financial
                  Services, Inc.                                        34

5                 Opinion of Joseph J. Tomasek, Esq.                    58

23(a)             Consent of Joseph J. Tomasek, Esq.
                  (contained in the opinion of counsel
                  filed as Exhibit 5 hereto).

                     23(b) Consent of Rosenberg Rich Baker
                  Berman & Company.                                     60

24                Power of Attorney (included in Part II
                  of this Registration Statement).

                                              S  P  E  C  I  M  E  N


                                               CONTINENTAL AMERICAN
                                               TRANSPORTATION, INC.
      Number                                                         Shares



        INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
        AUTHORIZED:  20,000,000 SHARES, NO PAR VALUE        SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS
                                                            CUSIP 210836 20 1

This Certifies That


is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE OF


                   Continental American Transportation, Inc.

     transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation, as amended, to all of which the holder by acceptance hereby assents.

  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

  This Certificate is not valid unless duly countersigned by the Transfer Agent.

  Dated:

s/Erik L. Bailey                                 s/Timothy Holstein

TREASURER               (S E A L)                   PRESIDENT

                                              Countersigned:
                                              UNITED STOCK TRANSFER, INC.
                                              13275 E. Fremont Place, Suite 302
                                              Englewood, CO 80112-9692
                                              BY
                                                Transfer Agent & Registrar -
                                                   Authorized Signature

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF CAN ONLY BE TRANSFERRED IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

     This warrant will be void after the Expiration Date provided hereunder.

                          COMMON STOCK PURCHASE WARRANT

                  to subscribe for and purchase common stock of

                    CONTINENTAL AMERICAN TRANSPORTATION, INC.

         This is to certify that, subject to the provisions of this Common Stock Purchase Warrant (the "Warrant") and for value
received,                      , the registered holder hereof, or
its registered assignees (the "Holder"), is entitled to purchase up
to a total of                          (      ) fully paid and non-
assessable shares of common stock, subject to adjustment as set forth herein (the "Warrant Shares"), of CONTINENTAL AMERICAN TRANSPORTATION, INC., a Colorado corporation, 495 Lovers Lane Road, Calhoun, Georgia 30701 (the "Company") at the exercise prices and for that number of Warrant Shares as follows:

Number of Warrant Shares                 Exercise Price(s)




subject to adjustment as set forth herein (the "Share Exercise Price"), at any time or times and in whole or in part for a period commencing upon grant ("the Effective Date") and terminating at 5:00 p.m., New York City time, on that date (the "Expiration Date") that is the last day of a twelve (12) month period beginning on the date on which the registration statement which includes the Warrant Shares is declared effective by the United States Securities and Exchange Commission (the "Exercise Period"). This Warrant is not redeemable by the Company.

1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR WARRANT SHARES

         1.1. The rights represented by this Warrant may be exercised in whole or in part (but not as to a fractional share), at any time or from time to time during the Exercise Period, upon presentation and surrender of this Warrant to the Company, at its principal office as set forth hereinabove, or at such other place as the Company may designate by notice in writing to the Holder, accompanied by the Form of Subscription attached hereto, fully executed, together with payment of the applicable Share Exercise
Price for each Warrant Share then purchased. Such payment shall be made, in cash, certified or bank check, wire transfer or cashiers check, payable to the Company. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which this Warrant shall have been surrendered to the Company together with full payment for the Warrant Shares purchased, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the Holder thereof with respect to such number of Warrant Shares issuable upon such exercise.

         1.2. Notwithstanding any other provision hereof, the Company shall not be required to issue fractional shares of common stock upon the exercise of this Warrant. If any fraction of a share would, except for the provisions hereof, be issuable upon the exercise of this Warrant, then: (a) if the fraction of a share otherwise issuable is equal to or less than one-half, the Company shall round down and issue only the largest whole number of shares of common stock to which the Holder is otherwise entitled, or (b) if the fraction of a share otherwise issuable is greater than one-half, the Company shall round up and issue one additional share of common stock in addition to the largest whole number of shares of common stock to which the Holder is otherwise entitled.

         1.3. The Holder of this Warrant by acceptance hereof expressly waives any right to receive a fractional Warrant or fractional
Warrant Shares upon the exercise or exchange of this Warrant.

2.       RESERVATION OF WARRANT SHARES; LISTING; PAYMENT OF TAXES

         2.1. The Company covenants that there shall at all times be reserved for issuance upon exercise of this Warrant such number of shares of authorized common stock as shall be subject hereto. The Company covenants that all Warrant Shares issuable upon the exercise of this Warrant shall be duly and validly issued, fully paid and non-assessable and free from any taxes, liens and encumbrances thereon with respect to the issuance thereto.

         2.2. The Company shall pay all documentary, stamp, or similar taxes or other governmental charges that may be imposed with respect to the issuance of the Warrant, or the delivery of the Warrant Shares upon the exercise of the Warrant.

3.       EXCHANGE, ASSIGNMENT, OR LOSS OF WARRANT

         3.1. This Warrant is exchangeable for other warrants of different denomination, without expense, other than as provided elsewhere herein, at the option of the Holder upon presentation and surrender hereof to the Company, entitling the Holder to purchase in the aggregate the same number of Warrant Shares purchasable hereunder.

         3.2. In the event of the theft, destruction, loss or mutilation of this Warrant, upon receipt by the Company of evidence satisfactory to it of such loss, theft, destruction or mutilation and, in the case of loss, theft or destruction, of such indemnification as the Company may in its discretion impose, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new warrant of like tenor and date.

         3.3. The term "Warrant" as used herein includes any warrants issued in substitution for or in replacement of the Warrant, or into which this Warrant may be divided or exchanged.

4.       RIGHTS OF THE HOLDER

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.       ADJUSTMENT OF NUMBER OF WARRANT SHARES DELIVERABLE AND
         EXERCISE PRICE

         5.1. The number of Warrant Shares received upon exercise of this Warrant and the Share Exercise Price shall be subject to adjustment, as set forth below.

                  5.1.(a) In case the Company shall thereafter (i) pay a dividend or make distribution of its common stock, (ii) subdivide its outstanding common stock into a greater number of shares, (iii) combine its outstanding common stock into a smaller number of shares or (iv) issue any stock by reclassification of its common stock, then and in such event, there shall be a proportional adjustment in the Share Exercise Price and in the number of Warrant Shares (or other securities, if any) issuable upon the exercise of this Warrant so that the Holder shall be entitled thereafter to receive the number of Warrant Shares, at the same aggregate cost, that the Holder would have received immediately following this action had this Warrant been exercised immediately prior thereto.
An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision or reclassification.

                  5.1.(b) No adjustment in the securities issuable shall be made unless such adjustment would require an increase or decrease of at least 5% in both the number of Warrant Shares otherwise issuable and the Share Exercise Price; provided, however, that any adjustments that, by reason of this subsection, are not required to be made shall be carried forward and accounted for in connection with the calculation of any subsequent adjustments. All calculations under this section shall be made to the nearest one-hundredth (1/100) of a Share, but in no event shall the Company be obligated to issue fractional shares upon the exercise of this Warrant.

                  5.1.(c) In the event that as a result of an adjustment made pursuant hereto, the Holder shall become entitled to receive any securities of the Company other than Warrant Shares, then thereafter the number of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subsection
(a) and in this subsection.


         5.2. In case of (i) any reclassification or change of Warrant Shares or other securities issuable on exercise of this Warrant
(other than a change in par value or as result of a subdivision or combination), or (ii) any consolidation or merger of the Company with or into another corporation or company (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the then-outstanding shares of common stock or other securities issuable upon exercise of the Warrant other than a change in par value or a subdivision or combination of the common stock), or (iii) any sale or conveyance to another corporation of all or substantially of all the Company's assets, then, if this Warrant is outstanding, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder shall receive, on exercise of this Warrant, the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as such Holder would have received had exercise of this Warrant occurred prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this section.

         5.3. Before taking any action that would cause an adjustment increasing the then par value of the Warrant Shares above the Share Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at such adjusted Share Exercise Price.

         5.4.     (i)      Upon any adjustment of the Share Exercise Price
required to be made pursuant to this Section, within 30 days thereafter, the Company shall cause to be mailed to the Holder written notice thereof, which notice shall be accompanied by a certificate of the Company's independent public accountants, stating the adjusted Share Exercise Price and the adjusted number of Warrant Shares purchasable or the kind and amount of any securities or property purchasable upon exercise of a Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment. Such notice may be given in advance and included as part of the notice required to be mailed under the provisions hereof.

                  (ii) In case at any time (A) the Company shall declare any dividend upon its common stock payable otherwise than in cash or in shares of common stock; or (B) the Company shall offer for subscription to the holders of its outstanding shares of common stock any additional shares of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (C) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or a merger of the Company with another corporation
(other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then-outstanding shares or other capital stock issuable upon exercise of this Warrant other than a change in par value or a subdivision or combination of such exercise of this Warrant other than a change in par value or a subdivision or combination of such shares); or (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the record holders shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate).

                  (iii) Without limiting the obligation of the Company to provide notice to the Holder of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

6.       TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

         6.1. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section with respect to any resale or other dispositions of such securities; except that such agreement shall not be required with respect to the Warrant Shares issuable upon exercise of this Warrant.

         6.2. The Holder agrees that, prior to the disposition of this Warrant, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of this Warrant, under the Securities Act of 1933, as then in force, or any similar federal or state statute then in force, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company.

         6.3. The Company may cause a legend in substantially the form that follows to be set forth on this Warrant and certificate representing any security issued or issuable upon exercise of this Warrant (except for securities then registered under the Securities
Act of 1933) unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE CAN ONLY BE TRANSFERRED IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

7.       REGISTRATION OF SECURITIES

         7.1. The Company hereby agrees to file a registration statement to register the Warrant Shares as soon as practicable following the delivery hereof. In addition, the Company will undertake to comply with the various states securities laws and regulations with respect to the registration of the Warrant Shares referred to herein. The Company undertakes to make available for review and comment by the Holder hereof, on a timely basis and prior to submission with any regulatory agency, copies of the registration statement.

         7.2. At all times following registration of the Warrant Shares and continuing until 12 months following the earlier of either the exercise in full of the Warrant or the expiration date, the Company shall maintain and be current on all filing with the United States Securities and Exchange Commission, appropriate state securities departments and, as may be required, with the National Association of Securities Dealers, Inc. and/or national or regional stock exchanges necessary to allow the Warrant Shares to be freely tradable in the public market.

         7.3. The Company hereby acknowledges that time is of the essence in respect to the registration of the Warrant Shares and agrees that in the event the Warrant Shares are not registered and qualified for public sale pursuant to an effective registration statement within ninety (90) days from the date hereof (the
"Default Date"), then:

                  7.3.(a) Commencing on the Default Date and continuing until the Warrant Shares are registered and qualified, the Company shall pay interest to the Holder at an annual rate of ten percent
(10%), paid quarterly in cash, computed on the Comparable Value of the Warrant Shares. As used herein, "Comparable Value of the Warrant Shares" shall mean for each Warrant Share (whether or not such Warrant Shares have then been issued upon the exercise of the Warrant) the average of the high and low bid price of the Company's publicly-traded common stock for the last date such prices are available prior to each date of payment.

                  7.3.(b) Commencing on the Default Date and continuing until the Warrant Shares are registered and qualified, the Holder shall have the right from time to time to require the Company to purchase all or some of the Warrant Shares (the amount and times to be determined by the Holder) for an amount equal to the Comparable
Value of the Warrant Shares ("the Put"). Upon each exercise of the Put, the Company shall pay to the order of Holder within 30 days the full amount of the Comparable Value of the Warrant Shares for so many of the Warrant Shares then put to the Company, whether or not such Warrant Shares have then been issued upon the exercise of the Warrant. The Company shall continue to compute and pay interest as provided herein on the Warrant Shares which have been put until payment for such Warrant Shares has been made in full.

                  7.3.(c) In the event that the Securities and Exchange Commission does not declare the registration statement effective within 45 days of filing through no fault of the Company, then the Default Date shall be extended until the registration statement is declared effective, provided, however, that the Company shall have filed the registration statement with the Securities and Exchange Commission not later than 45 days following the date of this Agreement.

8.       APPLICABLE LAW

         This Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado.

9.       NOTICE

         Any notices or certificates required to be given or sent by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed in the name and at the address of such Holder appearing in the records of the Company, and, if to the Company, addressed to it at the address appearing on page one of this Warrant. The Company may change its address by written notice to the Holder, and the Holder may change its address by written notice to the Company.

10.      SURVIVAL

         The various rights and obligations of the Holder and of the Company as set forth herein shall survive the exercise and surrender of this Warrant as applicable.

11.      AMENDMENTS, WAIVERS, TERMINATIONS

         This Warrant and the provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

12.      DESCRIPTIVE HEADINGS

         The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         IN WITNESS WHEREOF, Continental American Transportation, Inc. has caused this Common Stock Purchase Warrant to be signed in its name and on its behalf and its corporate seal to be affixed hereon by its duly authorized officers.

                                  CONTINENTAL AMERICAN TRANSPORTATION, INC.



[SEAL]                            By:
                                           Timothy Holstein, President


Dated:


























catcomst.aff

                                    AGREEMENT



         THIS AGREEMENT is made and entered into as of the 22nd day of February, 1996, by, between and among CONTINENTAL AMERICAN
TRANSPORTATION, INC., ("Company") and MERIDIAN HOLDINGS, INC.
("Placing Agent" or "Meridian"), and International Escrow Agents,
Inc., a Florida corporation ("Escrow Agent").


         1. The Company hereby retains Placing Agent and Placing Agent accepts to be retained, for a period or 45 days commencing on the day following the date of this Agreement, as the Company's exclusive Placing Agent in connection with placing the Company's Securities (defined below) under Regulation S of the United States Securities Act ("Regulation S"), as more specifically described below. (Company agrees not to undertake any other Regulation S offering during the first 45 days from this date.) Placing Agent agrees to use its best efforts to place the securities on the following terms and conditions, or on such terms and conditions as may be amended and agreed to by all parties hereto in writing from time to time:


SECURITY:                  Convertible Debenture issued by Company
                           (unsecured) ("Debentures" or "Securities")

AMOUNT: An amount up to $2,000,000, U.S. (all currency references herein are in U.S. dollars)(the Company, at its discretion may agree to increase the amount subject to available investors);

DENOMINATIONS:             The Debentures shall be denominated in increments
                           of $100,000;

MATURITY &                 The Debentures shall bear interest at a rate of 10%
INTEREST                   per annum based on a 365 day year with principal
                           due 5 years from issuances. Interest is payable in cash by the Company to the Debenture holder only if the Debenture has been held (not converted) one calendar year. Interest is payable by the Company one year from the date of the Closing(s) (which are described below). If any of the Debentures are converted prior to one year from the date of closing, the Company is not obligated to pay interest on such Debentures;

CONVERSION:                The Debenture holders may convert the Debentures,
                           at their discretion, into the Common Shares of the Company at any time after the Debentures have been issued under terms to be provided in a Subscription
                           Agreement.  The Debenture holders may convert the
                           Debentures: (1) a conversion at either price per share that is 20% less than the closing average bid price of the Company's shares for the five trading days prior to conversion or (2) a conversion price per share that is 120% of the closing average bid price of the Company's shares for the five trading days prior to the Closing of this transaction;

DOCUMENTATION:             All documentation to facilitate the placing of the
                           securities contemplated herein, including but not limited to the Subscription Agreement and legal opinion to issue shares shall be drawn by the Company's Securities law counsel. The Company shall instruct its counsel as well s its registrar and transfer agent to coordinate with Escrow Agent to facilitate the issuance of the Debentures.
                           Meridian shall be responsible for its legal fees and such other fees and for the fee of the Escrow
                           Agent--if Escrow Agent is not paid its fee or Meridian fails to otherwise honor its fee agreement with Escrow Agent, Escrow Agent shall be released of any obligation hereunder.

CLOSINGS:                  The Closing(s) of the placement shall occur in the
                           offices of Escrow Agent (when all parties are satisfied that the terms and conditions hereof have been satisfied); and

DISPOSITION                If converted into Common Stock, each investor may
OF ANY COMMON              only sell the shares as permitted by law, and as
STOCK:                     follows:  up to 50% of the shares owned 45 days
                           after the respective Closing Date and the balance
                           75 days after the Closing Date;

         2. Upon a Closing, the Company shall compensate Meridian the following Placement Fees:

CASH: 10% of the gross amount raised payable from escrow upon Closing. Such amount shall be disbursed in accordance with disbursement instructions set forth directly to, and acceptable to, Escrow Agent by the Company and agreed upon in writing by Meridian.

WARRANT: The Company shall simultaneously upon closing, issue a stock purchase warrant (the "Warrant") to Meridian for the purchase of 100,000 shares of its

               Common Stock. The Warrant shall be exercisable and
                expire in accordance with the following schedule:

===============================================================================
No. of        Exercise Price     Exercise Term Start       Expire Date
Shares                                                     Following
                                                           Closing
- ---------------------------------------------------------------------------
  60,000      $2.50 per share     6 mos. after issue       24 mos. after
- ---------------------------------------------------------------------------
  20,000      $5.00 per share    12 mos. after issue       30 mos. after
- ---------------------------------------------------------------------------
  20,000      $7.50 per share    15 mos. after issue       36 mos. after
===========================================================================

         3. The Company agrees to register for sale (at its expense) the underlying common stock with the Securities Exchange Commission ("Commission"), as promptly as practicable upon the issuance of the Warrant.

         4. The Warrant shall be transferable at the option of Meridian, and shall have anti-dilution provisions for stock dividend splits, mergers, sale of substantially all of the Company's assets, and for other unusual events other than employee benefit and stock option plans of the Company.

         5. In the event Meridian is successful in placing the Debentures, the Company shall use its best efforts to provide priority to Meridian to act as its exclusive placing agent for other financing the Company may undertake under Regulation S for a period of three years.

         6. The Company shall make available to Meridian and any potential investor identified by Meridian any due diligence information requested in connection with this offering as long as such information is public information.

         7. In the event the Company issues any private offerings for financings in the future during two years from this date, and in the event any of the investors introduced to the Company by Meridian (Meridian's Participants) participate in any such offering by the Company, the Company shall pay to Meridian upon any related
Closings and from the closing proceeds, a fee equal to 10% of the gross proceeds provided by Meridian's Participants.

         8.       Indemnification.     The Company agrees to indemnify and
holds harmless Meridian and its affiliates, and Escrow Agent, and the respective directors, officers, partners, agents and employees and each other person, if any, controlling such parties and any of its affiliates (collectively "the Meridian Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees or other affiliates. Meridian will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of Meridian. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or Meridian as applicable, of any loss, claim, damage or expense for which the Company or Meridian as applicable, may become liable pursuant to this Section, shall not pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, which consent shall not be unreasonably withheld, and shall permit the Company or Meridian, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between Meridian and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant only to this Agreement.

                  No indemnification rights against Escrow Agent shall apply.

                  The party from whom indemnification is sought, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right, as to indemnification within 15 days of notice of the claim in writing, which claim must be submitted promptly by the claimant.

                  The rights stated pursuant to the preceding two paragraphs shall be in addition to any rights that Meridian, the Company, or any other person entitled to indemnification may have in common law or otherwise including, but not limited to, any right to contribution.

         9. Status of Meridian. Meridian (and Escrow Agent) shall be deemed to be independent contractor(s) and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

         10. Other Activities of Meridian. The Company recognizes that Meridian now renders and may continue to render financial consulting and other investment banking services to other companies which may or may not conduct business and activities similar to those of the Company. Meridian shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

         11. ESCROW AGENT. The parties acknowledge that Escrow Agent does not act as legal counsel to any party as to this Agreement, or the investors. Escrow Agent shall not be liable for any reason whatsoever for any action or inaction with respect to any decline in the value of any Securities (including common stock). The
Escrow Agent hereunder shall be purely ministerial in nature. In the event the Escrow Agent places the monies and/or Securities delivered to Escrow Agent (collectively "Pledged Documents"), which may be done by Escrow Agent at any time and for any reason whatsoever, in the registry of the Circuit Court in and for Broward County, Florida, and files an action of interpleader naming the Company and Meridian, Escrow Agent's obligations and liabilities hereunder and in connection herewith shall be released (Escrow
Agent shall have the exclusive right, in its sole discretion, to undertake such interpleader action notwithstanding anything).
Meridian and Company, jointly and severally, notwithstanding anything, shall indemnify and hold Escrow Agent harmless from any expenses incurred including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with the filing of such action, and reasonable attorneys' fees and costs for Escrow
Agent's attorney(s) through any appeals. Escrow Agent shall not be held liable for any matter or thing, except for Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall not be obligated to inquire as to the form, execution and sufficiency or validity of any instruments, or to inquire as to the identify, authority or rights of any person executing or delivering the same to Escrow Agent. It is agreed that Escrow Agent shall have a full discretion as to whom it may retain as legal counsel (or counsels) to protect its interests (including retaining itself as a law firm). In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the parties hereto or from third persons with respect to the Pledged Documents held hereunder, which in its sole opinion are in conflict with any provision of this Agreement, it shall be entitled, in its sole discretion, to refrain from any action until it shall be directed otherwise in writing by all the parties hereto or by a final order or judgment of a court of competent jurisdiction. This Section shall survive any termination of this Agreement, and shall not be effected by Section 29 herein.

         12.      WAIVER.   No waiver  is  enforceable unless in writing
and signed by such waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

         13.      AMENDMENTS.   This  Agreement may be amended only  by
the mutual consent of all of the parties hereto in writing.

         14.      ASSIGNMENT AND BINDING EFFECT.    Neither  this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

         15.      INTEGRATION AND CAPTIONS.    This Agreement  includes
the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Agreement.

         16.      LEGAL REPRESENTATION.    Each  party has  been
represented by independent legal counsel in connection with this Agreement, or each has had the opportunity to obtain independent legal counsel and has waived such right.

         17.      CONSTRUCTION.         he execution hereof, each party
acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Agreement, and the parties waive the normal rule of construction that any ambiguities in this Agreement shall be construed against the party that drafted the Agreement.

         18.      NOTICES.       All notices, requests, demands or other
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed registered and certified mail, return receipt requested, and postage prepaid:


         If to the Company:             Continental American
                                        Transportation, Inc.
                                        Attention:  President
                                        495 Lovers Lane Road
                                        Calhoun, Georgia 30701

         If to Meridian:                Meridian Holdings, Inc.
                                        Attn:  President
                                        1575 West Commercial Blvd.
                                        Suite 36B
                                        Fort Lauderdale, FL 33309

         If to the Escrow Agent:       International Escrow Agents,
                                       Inc.
                                       1700 Los Olas Boulevard
                                       Penthouse III
                                       Fort Lauderdale, FL 33301


except if any party later designates any other address by written notification of same to all of the other parties.

         19.      COOPERATION.           The parties agree to execute such
reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Agreement as set forth hereinabove.

         20.      HAND-WRITTEN PROVISIONS.     Any  hand-written
provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

         21.      FEES, COSTS AND EXPENSES.        Each of the  parties
hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs and expenses incurred by each such party incident to this Agreement.

         22.      CONSENTS AND AUTHORIZATIONS.      By  the  execution
hereinbelow, each party acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Agreement, and the same constitutes a valid and legally binding Agreement of each such party in accordance with the terms, conditions and other provisions contained herein.

         23.      GENDER AND NUMBER.      Unless  the  context  otherwise
requires, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

         24.      SEVERABILITY.         In the event any one or more of the
provisions of this Agreement shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Agreement shall be construed as if such unenforceable provision had never been contained herein.

         25.      CONTROL.     Nothing contained herein shall be  deemed
to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

         26.      WAIVER.        No waiver is enforceable unless in writing
and signed by such waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

         27.      AMENDMENTS.            This Agreement  may  not  be amended
unless by the mutual consent of all of the parties hereto in writing.

         28.      GOVERNING LAW.         This Agreement shall be governed by
the laws of the State of Florida, without reference to conflict of laws principles, and the sole venue for any action arising hereunder shall be Broward County, Florida.

         29.      ARBITRATION.          Any  dispute or claim by Meridian  or
by the Company against the other shall only be resolved by binding arbitration to be held in Broward County, State of Florida, under the rules of the American Arbitration Association in Florida.

         30.      COUNTERPARTS.        This Agreement may be executed in
counterparts.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. This document is effective via facsimile and in counterparts.


WITNESSES:                         CONTINENTAL AMERICAN
                                   TRANSPORTATION, INC.

_______________________            BY: s/Erik L. Bailey

_______________________            ITS: Vice President, Chief Financial Officer



                                       MERIDIAN HOLDINGS, INC.
_______________________
                                       BY: s/Barry Patterson
_______________________
                                       ITS: President




                                       ESCROW AGENT:

                                       INTERNATIONAL ESCROW AGENTS,
                                       INC.
________________________
                                       BY: s/Richard Rossi
________________________
                                       ITS: President
















catwarnt.mer

         AGREEMENT TO MODIFY PURCHASE AGREEMENTS AND SECURITY AGREEMENT


         This Agreement is dated August 22, 1995 by and among HERR's MOTOR EXPRESS, INC. ("Herr's"), CONTINENTAL AMERICAN
TRANSPORTATION, INC. ("CAT"), ROBERT R. HERR, WAYNE S. HERR,
TIMOTHY HOLSTEIN ("Holstein") and ERIK BAILEY ("Bailey").


                                   Background:


         Herr's, CAT, Bailey and Holstein entered into an Asset Purchase Agreement dated June 19, 1995 pursuant to which CAT agreed to purchase certain assets from Herr's for the purchase price of $800,000 and the issuance of 150 common shares of CAT, and the repayment of certain HMX, Inc. officer loans (the "HMX Agreement").

         On June 30, 1995, Robert R. Herr, Wayne S. Herr, and CAT entered into a Lease Agreement for the lease of terminal at Quarryville, Pennsylvania, pursuant to which CAT agreed to reimburse Herr for leasehold improvements.

         On June 30, 1995, the parties hereto entered into an Escrow Agreement (the "Escrow Agreement") pursuant to which Barley,
Snyder, Senft & Cohen ("Escrow Agent") was directed to hold all of the documents in escrow pending payment of the amounts as described above. The parties extended the closing of the escrow until July 14, 1995. In accordance with the terms of the Escrow Agreement, Robert R. Herr and Wayne S. Herr each received 25,000 shares of CAT on July 14, 1995. The Escrow Agreement also provided that 50,000 shares of CAT be delivered to Herr's to extend the closing until July 28, 1995. Although closing of escrow did not occur by July 28, 1995, the 50,000 shares of CAT have not been issued to Herr's as of this date.

         The parties have agreed (i) to modify the Purchase Agreement to provide for a payment of the purchase price by certified check or wire transfer of funds and by promissory note, (ii) to modify the HMX Agreement to provide for payment by promissory note,
(iii) to modify the Lease to provide for reimbursement of the leasehold improvements by promissory note, and (iv) to modify the Escrow Agreement to extend the date of closing of escrow.

         The purpose of this agreement is to set forth the terms of the above modifications and the parties' agreement to extend the closing of the escrow until the date hereof.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. The Purchase Agreement is hereby modified to provide that the $800,000 purchase price set forth in Paragraph 2.1(a) of the Purchase Agreement shall be payable $450,000.00 by wire
transfer of funds on the date hereof, and the balance due of $350,000.00 shall be evidenced by a promissory note in the form
attached as Exhibit A.   Of the $450,000 received, $400,000 shall
be disbursed to Herr's on this date and $50,000 shall be held by Escrow Agent pending completion of CAT's arrangements to have titles to 10 Trailmobiles acquired from Herr's released as
collateral security with ITT.   CAT shall complete its
arrangements by either paying down a portion of the ITT debt
assumed by it, or pledging additional security to ITT.   This
accomplished, CAT shall pay this amount to Herr's on that date.
CAT shall execute and deliver to Herr's a promissory note in the amount of $50,000.00 to evidence its obligations. On August 22, 1995, the 150,000 shares in CAT held according to the Escrow
Agreement shall be delivered to Herr's.

         2. The HMX Agreement is hereby modified to provide that the partial payment of shareholder loans of $104,000.00 due at closing pursuant to Paragraph 2 of the HMX Agreement shall be evidenced by a promissory note in the form attached hereto as Exhibit B. On August 22, 1995, CAT shall issue 25,000 shares of
CAT to Robert R. Herr and 25,000 shares of CAT to Wayne S. Herr.

         3. The Lease is hereby modified to provide that the $200,000 reimbursement for leasehold improvements described in paragraph 7 of the Summary Sheet for the lease shall be evidenced by a promissory note in the form attached hereto as Exhibit C.

         4. CAT agrees that it will register under the Securities Act of 1933 up to an aggregate of 100,000 shares in CAT received by
Herr's, Robert R. Herr and Wayne S. Herr, in connection with these transactions, such registration statement to be filed with the Securities and Exchange Commission on or before December 31,
1995 and agrees that those shares may be sold, transferred or otherwise transferred by the holder of such shares when the
Registration Statement is declared effective by the Securities
and Exchange Commission.   CAT also agrees to file with the
Securities Commissioner, State of Pennsylvania any and all documents and to take whatever steps are necessary to qualify such shares for sale under the Blue Sky laws of the State of Pennsylvania on and after such date. Herr's, Robert R. Herr and

Wayne S. Herr shall notify CAT which shares it desires to have registered and have the right to sell. The remaining shares in CAT issued in connection with these transactions shall continue to be restricted as set forth in the Purchase Agreement and the HMX Agreement.

         5. Herr's will not require CAT to transfer 50,000 in CAT shares to Herr's as required by the Escrow Agreement for CAT's failure to close escrow on July 28, 1995. Robert R. Herr and Wayne S. Herr shall retain the CAT shares issued to them on July
14, 1995.

         6. Except as hereinabove amended, the Purchase Agreement, the HMX Agreement, the Lease, and the Escrow Agreement, shall continue in full force and effect in accordance with their respective terms.

         7. This agreement constitutes the entire agreement of the parties regarding the modifications to the Purchase Agreement, the HMX Agreement, the Lease and the Escrow Agreement, and supersedes all correspondence and other communication, written or oral, regarding the subject matter hereof.

         8. Upon execution and delivery of this Agreement and the promissory notes, the Escrow Agent is directed to deliver the Escrow Documents, as that term is defined in the Escrow
Agreement, to the parties entitled thereto except for the titles to tractor/trailers which shall be held by Herr's, Robert R. Herr and Wayne S. Herr as security for payment of the promissory notes. CAT shall execute any and all documents necessary for such Herr's, Wayne S. Herr, and Robert R. Herr to obtain a lien on such tractor/trailers. Herr's is authorized to sell such tractors/trailers as may be agreed by Herr's and CAT, on CAT's behalf, and the proceeds of the sales shall be applied first to any interest due and then to the principal balance due pursuant to the promissory notes. Herr's shall hold such titles until all the promissory notes are paid in full, at which time, the balance of the titles to the tractors and trailers held by Herr's shall be delivered to CAT pursuant to the terms of the Purchase
Agreement. This Agreement is intended to grant to Herr's a security interest in and to the tractors and trailers, and the titles hereto, conveyed by Herr's to CAT effective June 30, 1995, notwithstanding the fact that the titles to the tractors and trailers may continue to be held in Herr's name until the titles and registrations for such tractors/trailers are transferred to CAT. Should any of the titles and registrations be transferred to CAT prior to payment in full of the promissory note, CAT shall grant a first lien on the title to Herr's, Robert R. Herr and Wayne S. Herr until such time as the amounts due under the promissory notes are paid in full.

         IN WITNESS WHEREOF, the parties have signed this Agreement under seal the day and year first above written.

                                        HERR'S MOTOR EXPRESS, INC.

                                        By: s/Wayne S. Herr, President

                                        Attest:



                                        CONTINENTAL AMERICAN
                                           TRANSPORTATION, INC.

                                        By: s/Timothy Holstein, Pres.

                                        Attest: s/Erik Bailey


                                          s/Robert R. Herr
                                             Robert R. Herr

                                          s/Wayne S. Herr
                                                 Wayne S. Herr

                                          s/Erik Bailey
                                                 Erik Bailey

                                          s/Timothy Holstein
                                                 Timothy Holstein




















catherag.s-3

                                 PROMISSORY NOTE


$350,000.00                                        Lancaster, Pennsylvania

                                                                      , 1995


          The undersigned intending to be legally bound, promises to pay to the order of HERR'S MOTOR EXPRESS, INC., on August 28, 1995, without demand or offset, the sum of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), with no interest. In the event that payment is not made when due, interest at the rate of twelve percent (12%) per annum shall accrue on the outstanding principal sum from August 28, 1995 until paid.

         Payment shall be made by certified check or wire transfer of funds. Payable at 349 Buck Road, Quarryville, Pennsylvania or at such other place as directed by the holder of this note,.

         The undersigned hereby irrevocably authorizes and empowers any attorney or any court of record of Pennsylvania or elsewhere at any time to appear for and to confess judgment against the undersigned for the above sum, interest, costs and an attorney's commission of five (5%) percent for collection added, and waives and releases all errors and all relief from any all present and future stay or exemption laws.

         This note shall bind and the benefits of this note shall inure to the undersigned and the payee and their respective successors and assigns.

         IN WITNESS WHEREOF, this note is executed under seal the day and year set forth above.


                                               CONTINENTAL AMERICAN
                                               TRANSPORTATION, INC.

                                               By: s/Timothy Holstein, Pres.

                                               Attest: s/Erik Bailey









                                                     Exhibit A

catherag.s-3

                                 PROMISSORY NOTE


$104,000.00                                            Lancaster, Pennsylvania

                                                                        , 1995


          The undersigned intending to be legally bound, promises to pay to the order of Robert R. Herr and Wayne S. Herr on September 11, 1995, without demand or offset, the sum of One Hundred Four Thousand and 00/100 Dollars ($104,000.00), with no interest. In the event that payment is not made when due, interest at the rate of twelve percent (12%) per annum shall accrue on the outstanding principal sum from September 12, 1995 until paid.

         Payment shall be made by certified check or wire transfer of funds. Payable at 349 Buck Road, Quarryville, Pennsylvania or at such other place as directed by the holder of this note,.

         The undersigned hereby irrevocably authorizes and empowers any attorney or any court of record of Pennsylvania or elsewhere at any time to appear for and to confess judgment against the undersigned for the above sum, interest, costs and an attorney's commission of five (5%) percent for collection added, and waives and releases all errors and all relief from any all present and future stay or exemption laws.

         This note shall bind and the benefits of this note shall inure to the undersigned and the payee and their respective heirs and assigns.

         IN WITNESS WHEREOF, this note is executed under seal the day and year set forth above.


                                               CONTINENTAL AMERICAN
                                               TRANSPORTATION, INC.

                                               By: s/Timothy Holstein, Pres.

                                               Attest: s/Erik Bailey









                                                     Exhibit B

catherag.s-3

                                 PROMISSORY NOTE


$200,000.00                                            Lancaster, Pennsylvania
                                                                        , 1995


          The undersigned intending to be legally bound, promises to pay to the order of Robert R. Herr and Wayne S. Herr, without demand or offset, the sum of Two Hundred Thousand and 00/100
Dollars ($200,000.00), payable of follows: $100,000 on August 28, 1995 and $100,000 on September 11, 1995, with no interest. In the event that either or both of the payments are not made when due, interest at the rate of twelve percent (12%) per annum shall accrue on the outstanding principal sum from the date due until paid.

         Payment shall be made by certified check or wire transfer of funds. Payable at 349 Buck Road, Quarryville, Pennsylvania or at such other place as directed by the holder of this note,.

         The undersigned hereby irrevocably authorizes and empowers any attorney or any court of record of Pennsylvania or elsewhere at any time to appear for and to confess judgment against the undersigned for the above sum, interest, costs and an attorney's commission of five (5%) percent for collection added, and waives and releases all errors and all relief from any all present and future stay or exemption laws.

         This note shall bind and the benefits of this note shall inure to the undersigned and the payee and their respective heirs and assigns.

         IN WITNESS WHEREOF, this note is executed under seal the day and year set forth above.


                                               CONTINENTAL AMERICAN
                                               TRANSPORTATION, INC.

                                               By: s/Timothy Holstein, Pres.

                                               Attest:  s/Erik Bailey







                                                     Exhibit C

catherag.s-3

         CONSULTING AGREEMENT effective as of the 28th day of June, 1996 by and between CONTINENTAL AMERICAN TRANSPORTATION, INC. (the "Company") and EXPLORER FINANCIAL SERVICES, INC., 601B Webster
Avenue, Winter Park, Florida 32789, or its assignees
("Consultant").

         WHEREAS, the Company is a public company; and

         WHEREAS, Consultant is in the business of assisting public companies in financial relations; and

         WHEREAS, the Company desires to retain Consultant to provide certain specified services for the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       DUTIES AND INVOLVEMENT

         1.1. The Company hereby engages Consultant to provide financial and public relations services. Such services will generally include advice to and consulting with the Company's management concerning marketing surveys, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and its products and/or services. Consultant will also provide additional services to the Company, including broker relations, assisting in the preparation and format of due diligence meetings, and attendance at conventions and trade shows.

         1.2. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions on behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action.
The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

2.       TERMS

         This Agreement shall continue until twelve (12) months from date of execution.

3.       COMPENSATION

         As total and complete consideration for the services to be provided by Consultant to the Company, the Company hereby grants to Consultant the following:

         3.1. Consultant or its designee shall receive a warrant in the form attached hereto ("the Warrant") to purchase up to a total of six hundred thousand (600,000) shares of the Company's common stock
(the "Warrant Shares") at the following exercise prices:

         (i) 300,000 Warrant Shares at the exercise price of $.25 per Warrant Share; and
         (ii) 300,000 Warrant Shares at the exercise price of $2.50 per Warrant Share.

         The Warrant and the Warrant Shares shall be subject to the registration provisions contained in this Agreement.

         3.1.(a)           The Warrant may be exercised from time to time and
in whole or in part for a period commencing upon grant and terminating twelve (12) months following registration of the Warrant Shares as provided for in this Agreement.

         3.1.(b)           The Warrant shall be issued to Consultant upon the
signing of this Agreement. In the event this Agreement is terminated for any reason whatsoever, the Warrant referred to herein shall remain in full force and effect with respect to any Warrant Shares which were exercised or which remain exercisable under the Warrant and Consultant shall have the right to the retention of the Warrant and the Warrant Shares in consideration of goods provided and for services performed.

4.       SERVICES NOT EXCLUSIVE

         Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

5.       CONFIDENTIALITY

         Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the terms of this Agreement, divulge, furnish, or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company, whether in the concept or development stage or being marketed by the Company on the effective date of this Agreement or during the term hereof.

6.       COVENANT NOT TO COMPETE

         During the term of this Agreement, Consultant warrants, represents and agrees that it will not compete directly with the Company in the Company's primary industry or related fields.

7.       REGISTRATION OF SECURITIES

         7.1. The Company agrees to file a registration statement to register Warrant Shares upon the earlier of thirty (30) days from the date hereof or as soon as practicable after the date of this Agreement. In addition, the Company will undertake to comply with the various states securities laws and regulations with respect to the registration of the Warrant Shares referred to herein.

         7.2. At all times following registration of the Warrant Shares and continuing until the earlier of either the exercise in full of the Warrant or the Expiration Date, the Company shall maintain and be current on all filings with the United States Securities and Exchange Commission, appropriate state securities departments and, as may be required, with the National Association of Securities
Dealers, Inc. and/or national or regional stock exchanges necessary to allow the Warrant Shares to be freely tradable in the public market.

         7.3. The Company hereby acknowledges that time is of the essence in respect to the registration of the Warrant Shares and agrees that in the event the Warrant Shares are not registered and qualified for public sale pursuant to an effective registration statement within ninety (90) days from the date of this Agreement ("Default Date"), then:

                  7.3.(a)    Commencing on the Default Date and continuing
until the Warrant Shares are registered and qualified as provided herein, the Company shall pay interest to Consultant at an annual rate of ten percent (10%), paid quarterly in cash, computed on the Comparable Value of the Warrant Shares. As used herein,
"Comparable Value of the Warrant Shares" shall mean for each Warrant Share (whether or not Warrant Shares have then been issued upon the exercise of the Warrant) the average of the high and low bid price of the Company's publicly-traded common stock for the last date such prices are available prior to each date of payment.

                  7.3.(b)    Commencing on the Default Date and continuing
until the Warrant Shares are registered and qualified as provided herein, Consultant shall have the right from time to time to require the Company to purchase all or some of the Warrant Shares
(the amount and times to be determined by Consultant) for an amount equal to the Comparable Value of the Warrant Shares ("the Put").
Upon each exercise of the put, the Company shall pay to the order of Consultant within 30 days the full amount of the Comparable
Value of the Warrant Shares for so many of the Warrant Shares then put to the Company, whether or not Warrant Shares have then been issued upon the exercise of the Warrant. The Company shall continue to compute and pay interest as provided herein on the Warrant Shares which have been put until payment for such Warrant
Shares has been made in full.

                  7.3.(c)    In the event that the Securities and Exchange
Commission does not declare the registration statement effective within 45 days of filing through no fault of the Company, then the Default Date shall be extended until the registration statement is declared effective, provided, however, that the Company shall have filed the registration statement with the Securities and Exchange
Commission not later than 65 days following the date of this Agreement.

8.       INVESTMENT REPRESENTATION

         The Company represents and warrants that it has provided Consultant access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Company represents that it has provided Consultant with a copy of the Company's most recent Form 10-K or Form 10-KSB and any subsequent filing required or filed under the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (the "Disclosure Documents"). Consultant acknowledges that it is aware that because of the Company's financial position and other factors, the acquisition of the Warrant Shares to be issued to Consultant involves a high degree of risk, including the risk that Consultant may lose its entire investment in the Warrant Shares. Consultant further represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents and will promptly notify consultant upon the filing of any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act. The Company represents that, notwithstanding securities listed in this Agreement, it does not currently have any of its securities in registration and further agrees to refrain from offering for sale any additional securities of the Company and from filing any additional registration statements during the term of this Agreement without the written consent of Consultant, which consent shall not be unreasonably withheld.

9.       ASSIGNMENT

         This Agreement may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties.

10.      ARBITRATION

         Any dispute, controversy or claim between the Company and consultant arising out of or related to this Agreement, or breach thereof, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect and conducted in the City of Atlanta and State of Georgia. Any award made by such arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Consultant and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorney's fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

11.      INDEMNIFICATION

         11.1. The Company agrees to indemnify and hold harmless Consultant and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which Consultant or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Consultant or any such other person for any legal or other expenses reasonably incurred by Consultant or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the registration statement, any preliminary prospectus, the prospectus, or any such amendment or supplement, made in reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         11.2. Consultant will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission in the registration statement, any preliminary prospectus, the prospectus, or any such amendment or supplement, was made in reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This indemnity agreement will be in addition to any liability which Consultant may otherwise have.

         11.3. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12.      NOTICES

         All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) two (2) hours after delivered personally to the party to be notified; or (ii) three (3) business days after deposited in the U.S. mail, postage paid via registered or certified mail, return receipt requested. Notices to the Company shall be addressed to its president at its principal executive office and to Consultant to its president at its principal executive office, or to such other addresses as either party may designate upon at least ten days' notice to the other party.

13.      GOVERNING LAW

         This Agreement shall be constructed by and enforced in accordance with the laws of the State of Colorado.

14.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

15.      NON-WAIVER

         A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

16.      HEADINGS

         Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

17.      COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

18.      BINDING EFFECT

         The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

19.      SEVERABILITY

         If any provisions of this Agreement, except paragraphs 1, 3 and 7, or application thereof to any person or circumstance shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provisions shall be enforced to the greatest extent possible under law.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first written above.


CONTINENTAL AMERICAN TRANSPORTATION, INC.


By   s/Timothy Holstein
         Timothy Holstein

EXPLORER FINANCIAL SERVICES, INC.


By   s/Christopher Bailey
         Christopher Bailey, President

















catwarnt.efs

                                                  LAW OFFICES OF
                                                 JOSEPH J. TOMASEK
                                                  ATTORNEY AT LAW
                                             75-77 North Bridge Street
                                           Somerville, New Jersey 08876

                                                   July 25, 1996


Board of Directors
Continental American Transportation, Inc.
1822 Spruce Street
Philadelphia, Pennsylvania 19103

Gentlemen:

         I have acted as special counsel to you (the "Company") in connection with the Registration Statement on Form S-3, the "Registration Statement") pertaining to the registration of up to 1,810,000 shares of the Company's Common Stock, no par value, purchasable upon the exercise of 16 non-redeemeable Common Stock purchase warrants being offered by certain Warrant holders of the Company (the "Warrants" and "Common Shares").

         In that connection, I have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Articles of Incorporation and Bylaws of the Company, as amended and (b) resolutions adopted by the Board of Directors of the Company at a meeting held on June 28, 1996.

         For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies. I have also assumed the genuiness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

         Based on the foregoing, I am of the opinion that:

         (1) The Company is a corporation validity existing and in good standing under the laws of the State of Colorado.

         (2) When, as and if the Form S-3 Registration Statement of the Company to be filed with the Securities and Exchange Commission on July 26, 1996 becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, and subject to compliance with applicable state securities laws, the Shares will be duly authorized and validly issued.

Board of Directors
Continental American
Transportation, Inc.
July 25, 1996
Page -2-
         I hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement, and to the reference to me under the section entitled "Legal Opinions" in the Registration Statement.

                                                 Very truly yours,

                                                 s/Joseph J. Tomasek

                                                 Joseph J. Tomasek, Esq.






































cats-3-2.bod

                                       Rosenberg Rich Baker Berman & Company
                                                 380 Foothill Road



                                           Bridgewater, New Jersey 08807





                                           Independent Auditors' Consent




To the Board of Directors and Stockholders of Continental American Transportation, Inc. and Subsidiaries


We consent to the incorporation by reference in the Registration Statement of Continental American Transportation, Inc. and Subsidiaries (the "Company") on Form S-3, to be filed with the Securities and Exchange Commission on July 25, 1996 (the "Registration Statement") and of (1) our report dated September 21, 1995, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 1995; (2) our reports dated March 1, 1996 appearing in Amendment No. 2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 1996, and; (3) to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                    ROSENBERG RICH BAKER BERMAN & COMPANY
                                    s/Rosenberg Rich Baker Berman & Company



Bridgewater, New Jersey
July 25, 1996













audconsn.s-3